Exhibit T3B-23

AMENDED AND RESTATED BYLAWS

OF

COLUMBIA CARE CO INC.

Adopted on November 1, 2021

AMENDED AND RESTATED BYLAWS

OF

COLUMBIA CARE CO INC.

i

4.3	Powers	5
4.4	Vacancies	5
4.5	Committees	6
4.6	Regular Meeting	6
4.7	Special Meetings	6
4.8	Notice	6
4.9	Quorum	6
4.10	Action by Vote	7
4.11	Action Without a Meeting	7
4.12	Participation in Meetings by Conference Telephone	7
4.13	Compensation	7
4.14	Interested Directors and Officers	7
4.15	Resignation or Removal of Directors	8

Section 5	NOTICES	8

5.1	Form of Notice	8
5.2	Waiver of Notice	9

Section 6	OFFICERS AND AGENTS	9

6.1	Enumeration; Qualification	9
6.2	Powers	9
6.3	Election	9
6.4	Tenure	9
6.5	Chairperson of the Board of Directors	9
6.6	President and Vice Presidents	10
6.7	Treasurer and Assistant Treasurers	10
6.8	Secretary and Assistant Secretaries	10
6.9	Resignation and Removal	10
6.10	Vacancies	11

Section 7	CAPITAL STOCK	11

7.1	Stock Certificates	11
7.2	Lost Certificates	11

ii

Section 8	TRANSFER OF SHARES OF STOCK	11

8.1	Transfer on Books	11

Section 9	GENERAL PROVISIONS	12

9.1	Record Date	12
9.2	Dividends	12
9.3	Payment of Dividends	13
9.4	Checks	13
9.5	Fiscal Year	13
9.6	Seal	13

Section 10	INDEMNIFICATION	13

10.1	Indemnification	13

Section 11	AMENDMENTS	13

11.1	Amendments	13

iii

AMENDED AND RESTATED BYLAWS

OF

COLUMBIA CARE CO INC.

Section 1 ARTICLES OF INCORPORATION AND BYLAWS

1.1 Articles of Incorporation and Bylaws. These bylaws are subject to the articles of incorporation of the corporation. In these bylaws, references to the articles of incorporation and bylaws mean the provisions of the articles of incorporation and the bylaws as are from time to time in effect.

Section 2 OFFICES

2.1 Registered Office. The registered office shall be in the 321 Billerica Road, Suite 204, Chelmsford, MA 01824.

2.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Section 3 STOCKHOLDERS

3.1 Location of Meetings. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors, or if not so designated, at the registered office of the corporation. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. If so authorized, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

3.2 Annual Meeting. The annual meeting of stockholders shall be held at 10:00 a.m. on the second Wednesday in May in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors, at which they shall elect a board of directors and transact such other business as may be required by law or these bylaws or as may properly come before the meeting.

3.3 Special Meeting in Place of Annual Meeting. If the election for directors shall not be held on the day designated by these bylaws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these bylaws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Section 3.5.

3.4 Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice may specify the business to be transacted and actions to be taken at such meeting. No action shall be taken at such meeting unless such notice is given or unless waiver of such notice is given in accordance with Section 5.2 by each stockholder entitled to such notice to whom such notice was not given.

3.5 Other Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of the holders of a majority of all capital stock of the corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting and business to be transacted at any special meeting of the stockholders.

3.6 Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. No action shall be taken at such meeting unless such notice is given or unless waiver of such notice is given in accordance with Section 5.2 by each stockholder entitled to such notice to whom such notice was not given.

3.7 Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination of any stockholder during the entire meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

3.8 Quorum of Stockholders. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, by the articles of incorporation or by these bylaws. Except as otherwise provided by law, no stockholder present at a meeting may withhold his or her shares from the quorum count by declaring his or her shares absent from the meeting.

3.9 Adjournment. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

3.10 Proxy Representation. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was given. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may, but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

3.11 Inspectors. The directors or the person presiding at the meeting may, but need not unless required by law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

3.12 Action by Vote. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the articles of incorporation or by these bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

3.13 Action Without Meetings. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Consent may be given by electronic transmission to the extent permitted by the Delaware General Corporation Law. Without limiting any method for delivery of consent given under this Section 3.13 that is permitted by the Delaware General Corporation Law, any consent given by electronic transmission shall be deemed to be delivered to the corporation by its delivery to (i) an officer, or (ii) an authorized agent of the corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded, whether or not such consent is reduced to paper form.

3.14 Organization. Meetings of stockholders shall be presided over by the chairperson of the board of directors, if any, or in his or her absence by the president, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chairperson chosen at the meeting by the board. The secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

3.15 Conduct of Meetings. The board of directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairperson of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 4 DIRECTORS

4.1 Number. The number of directors which shall constitute the whole board shall not be less than one. The first board shall consist of three directors. Thereafter, the stockholders at the annual meeting shall determine the number of directors, and the number of directors may be increased or decreased at any time or from time to time by the stockholders or by the directors by vote of a majority of directors then in office, except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in these bylaws. Directors need not be stockholders.

4.2 Tenure. Except as otherwise provided by law, by the articles of incorporation or by these bylaws, each director shall hold office until the next annual meeting and until his or her successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

4.3 Powers. The business of the corporation shall be managed by or under the direction of the board of directors which shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the articles of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

4.4 Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action in writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the articles of incorporation or of these bylaws as to the number of directors required for a quorum or for any vote or other actions.

4.5 Committees. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the articles of incorporation or by these bylaws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his or her alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make, alter and repeal rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

4.6 Regular Meeting. Regular meetings of the board of directors may be held without call or notice at such place within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

4.7 Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the president or by any one of the directors calling the meeting.

4.8 Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telecopy or other form of electronic transmission at least twenty-four hours before the meeting, addressed to him or her at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

4.9 Quorum. Except as may be otherwise provided by law, by the articles of incorporation or by these bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum. A quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

4.10 Action by Vote. Except as may be otherwise provided by law, by the articles of incorporation or by these bylaws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

4.11 Action Without a Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

4.12 Participation in Meetings by Conference Telephone. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

4.13 Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

4.14 Interested Directors and Officers.

(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if:

(1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

4.15 Resignation or Removal of Directors. Unless otherwise restricted by the articles of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors. Any director may resign at any time by delivering his or her resignation in writing to the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and no director removed shall have any right to receive compensation as such director for any period following his or her resignation or removal, except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 5 NOTICES

5.1 Form of Notice. Whenever, under the provisions of law, of the articles of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by commercial delivery service or similar means, addressed to such director or stockholder at his or her address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Notice may also be given to any stockholder and to any director by any form of electronic transmission, to the same extent that the Delaware General Corporation Law permits notice in such form to be given to stockholders and will be deemed given at the time provided therein. In-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

5.2 Waiver of Notice. Whenever notice is required to be given under the provisions of law, the articles of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

Section 6 OFFICERS AND AGENTS

6.1 Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a chairperson of the board of directors and one or more vice presidents. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his or her duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

6.2 Powers. Subject to law, to the articles of incorporation and to the other provisions of these bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his or her office and such additional duties and powers as the board of directors may from time to time designate.

6.3 Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

6.4 Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his or her successor is elected and qualified unless a shorter period shall have been specified in terms of his or her election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent of the corporation shall retain his or her authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

6.5 Chairperson of the Board of Directors. The chairperson of the board of directors, if any, shall have such duties and powers as shall be designated from time to time by the board of directors. Unless the board of directors otherwise specifies, the chairperson of the board, or if there is none the president, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors. References in these bylaws to a chairperson shall include references to persons designated by the board of directors with the title chairman, chairwoman or chair or any similar title.

6.6 President and Vice Presidents. Unless a chief executive officer has been elected by the board of directors, the president shall be the chief executive officer and shall have direct and active charge of all business operations of the corporation and shall have general supervision of the entire business of the corporation, subject to the control of the board of directors. As provided in Section 6.5, in the absence of the chairperson of the board of directors, the president shall preside at all meetings of the stockholders and of the board of directors at which the president is present, except as otherwise voted by the board of directors.

The president or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by the president.

6.7 Treasurer and Assistant Treasurers. The treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers and shall have such other duties and powers as may be assigned to him or her from time to time by the board of directors or by the president.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

6.8 Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

6.9 Resignation and Removal. Any officer may resign at any time by delivering his or her resignation in writing to the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and no officer removed shall have any right to any compensation as such officer for any period following his or her resignation or removal, except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

6.10 Vacancies. If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of his or her predecessor, and in the case of the president, the treasurer and the secretary until his or her successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

Section 7 CAPITAL STOCK

7.1 Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him or her, in such form as shall, in conformity to law, the certificate of incorporation and the bylaws, be prescribed from time to time by the board of directors. Such certificate shall be signed by (i) the chairperson of the board of directors or the president or a vice-president and (ii) the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any or all of the signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

7.2 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8 TRANSFER OF SHARES OF STOCK

8.1 Transfer on Books. Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the articles of incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

It shall be the duty of each stockholder to notify the corporation of his or her post office address.

Section 9 GENERAL PROVISIONS

9.1 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

9.2 Dividends. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

9.3 Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.4 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.5 Fiscal Year. The fiscal year of the corporation shall begin on the first of January in each year and shall end on the last day of December next following, unless otherwise determined by the board of directors.

9.6 Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

Section 10 INDEMNIFICATION

10.1 Indemnification. It being the intent of the corporation to provide maximum protection available under the law to its officers and directors, the corporation shall indemnify its officers and directors to the full extent the corporation is permitted or required to do so by the Delaware General Corporation Law. In furtherance of and not in limitation of the foregoing, the corporation shall advance expenses, including attorneys’ fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such advances if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person under the Delaware General Corporation Law. Notwithstanding the foregoing, the Corporation shall not be required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

Section 11 AMENDMENTS

11.1 Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors when such power is conferred upon the board of directors by the articles of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the articles of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

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